NINTH AMENDMENT TO LOAN AGREEMENT

THIS NINTH AMENDMENT TO LOAN AGREEMENT (the “Ninth Amendment” or “this Amendment”) is made and entered into effective as of August     , 2012, by and between AMERICAN ELECTRIC TECHNOLOGIES, INC., a Florida corporation (“Borrower”), and JPMORGAN CHASE BANK, N.A., a national association (“Lender”).

R E C I T A L S:

WHEREAS, Borrower and Lender entered into a Letter Loan Agreement dated October 31, 2007 (which as the same may have been or may hereafter be amended from time to time is herein called the “Loan Agreement”; the terms defined therein being used herein as therein defined unless otherwise defined herein); and

WHEREAS, Borrower and Lender desire to amend certain terms and provisions of the Loan Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

A G R E E M E N T:

1. Amendments to the Loan Agreement. The Loan Agreement is, effective the date hereof, and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:

(a) Amendment to Section 1(a). Section 1(a) of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

“(a) Commitment. Subject to the terms and conditions set forth herein, Lender agrees to make loans (each of which is a “Loan”, and collectively the “Loans”) to Borrower, on a revolving basis (the “Borrowing Base Facility”) from time to time during the period commencing on the date hereof and continuing through July 1, 2014 (the “Maturity Date”), the maturity date of the promissory note evidencing the Borrowing Base Facility, such amounts as Borrower may request hereunder; provided, however, the total principal amount (the “Borrower’s Loan Limit”) outstanding at any time shall not exceed the lesser of (i) an amount equal to the Borrowing Base and (ii) $10,000,000 minus the aggregate face amount of any Letters of Credit. Subject to the terms and conditions hereof, Borrower may borrow, repay and reborrow hereunder. If at any time the outstanding advances under the Borrowing Base Facility exceed the Borrower’s Loan Limit as shown on any reports delivered to Lender under Section 6(d)(ii) or

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as indicated by Lender’s own records, Borrower shall, on the date of the delivery of such report to Lender or on the date of notice from Lender as to Lender’s records, prepay on the Borrowing Base Facility such amount as may be necessary to eliminate such excess, plus all accrued but unpaid interest thereon. The sums advanced under the Borrowing Base Facility shall be used for general corporate purposes and working capital. As used in this Agreement, the term “Borrowing Base” shall have the meaning set forth in Exhibit A attached hereto, and the term “adjusted net income” shall mean, as of any date, Borrower’s net income from operations as determined in accordance with GAAP, plus depreciation and amortization.”

(b) Amendment to Section 8(a). Section 8(a) of the Loan Agreement is hereby amended by deleting the definition of Consolidated Tangible Net Worth in its entirety and the following is substituted therefor:

“(i) “Consolidated Net Worth” means the book value, as shown on its financial statements of all of Borrower’s and its Subsidiaries’ assets less Consolidated Total Liabilities.”

(c) Amendment to Section 8(b)(ii). Section 8(b)(ii) of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

“(ii) Total Liabilities to Net Worth Ratio. Permit, as of the end of each calendar quarter, the ratio of Consolidated Total Liabilities to Consolidated Net Worth to be more than 1.00 to 1.00.”

(d) Amendment to Section 8(b)(iii). Section 8(b)(iii) of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

“(iii) Net Profit. Permit, at any time, its net income for the six month period most recently ending to be less than $1.00.”

2. Conditions to Effectiveness. This Amendment shall become effective when, and only when, Lender shall have received counterparts of this Amendment executed by Borrower and Section 1 hereof shall become effective when, and only when, Lender shall have additionally received any and all other documentation as Lender may reasonably require.

3. Representations and Warranties of Borrower. Borrower represents and warrants as follows:

(a) Borrower is duly authorized and empowered to execute, deliver and perform this Amendment and all other instruments referred to or mentioned herein to which it is a party, and all action on its part requisite for the due execution, delivery and the performance of this Amendment has been duly and effectively taken. This Amendment, when executed and delivered, will constitute valid and binding obligations of Borrower enforceable in accordance with its terms. This Amendment does not violate any provisions of Borrower’s Articles of

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Incorporation, By-Laws, or any contract, agreement, law or regulation to which Borrower is subject, and does not require the consent or approval of any regulatory authority or governmental body of the United States or any state.

(b) The representations and warranties made by Borrower in the Loan Agreement are true and correct as of the date of this Amendment.

(c) No event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

4. Reference to and Effect on the Loan Documents.

(a) Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference in the Loan Documents shall mean and be a reference to the Loan Agreement as amended hereby.

(b) Except as specifically amended above, the Loan Agreement and the Note(s), and all other instruments securing or guaranteeing Borrower’s obligations to Lender (collectively, the “Loan Documents”) shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Loan Documents and all collateral described therein do and shall continue to secure the payment of all obligations of Borrower under the Loan Agreement and the Note(s), as amended hereby, and under the other Loan Documents.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

5. Costs and Expenses. Borrower agrees to pay on demand all costs and expenses of Lender in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for Lender. In addition, Borrower shall pay any and all fees payable or determined to be payable in connection with the execution and delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such fees.

6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

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8. Facsimile and Emailed Documents and Signatures. For purposes of negotiating and finalizing this Amendment, if this document or any document executed in connection with it is transmitted by facsimile machine or by electronic mail, it shall be treated for all purposes as an original document. Additionally, the signature of any party on this document transmitted by way of a facsimile machine or electronic mail shall be considered for all purposes as an original signature. Any such faxed or emailed document shall be considered to have the same binding legal effect as an original document. At the request of any party, any faxed or emailed document shall be re-executed by each signatory party in an original form.

9. Joinder of Guarantor. M & I Electric Industries, Inc. and American Access Technologies, Inc., Guarantor as defined in the Loan Agreement, join in the execution of this Amendment to evidence Guarantor’s consent to the terms hereof, to confirm Guarantor’s continuing obligations under the terms of the Guaranty Agreement, and to acknowledge that without such consent and confirmation, Lender would not enter into this Amendment or otherwise consent to the terms hereof. Additionally, Guarantor represents to Lender that Guarantor is duly authorized and empowered to execute, deliver and perform this Amendment, and all action on its part requisite for the due execution, delivery and the performance of this Amendment has been duly and effectively taken. This Amendment, when executed and delivered, will constitute valid and binding obligations of Guarantor enforceable in accordance with its terms.

10. Final Agreement. THIS WRITTEN AMENDMENT OF LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed in multiple counterparts, each of which is an original instrument for all purposes, all as of the day and year first above written.

[Signature page follows.]

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BORROWER:

AMERICAN ELECTRIC TECHNOLOGIES, INC.

By:
Charles Dauber,
Chief Executive Officer

LENDER:

JPMORGAN CHASE BANK, N.A.

By:
Robert Morgan,
Vice President

GUARANTOR:

M & I ELECTRIC INDUSTRIES, INC.

By:
Charles Dauber,
Chief Executive Officer

AMERICAN ACCESS TECHNOLOGIES, INC.

By:
Charles Dauber,
Chief Executive Officer

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